CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is made this 1st day of March 2001, by and between PINNACLE FOODS, INC., a Pennsylvania corporation (hereinafter called "Company") and ELLIS M. SHORE, an individual (hereinafter called "Consultant").

                              W I T N E S S E T H:

     Company wishes to engage Consultant and Consultant wishes to consult with Company on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Consultant agree as follows:

     1. Engagement. Company hereby engages Consultant and Consultant hereby accepts engagement by Company as a consultant for the period and upon the terms and conditions contained in this Agreement.

     2. Duties.

          (a) Consultant shall serve Company as a general business consultant on all matters affecting the operations and capitalization of the Company and shall have such authority and such responsibilities as Company reasonably may determine from time to time. Consultant shall perform any other duties reasonably required by Company.

          (b) Throughout the term of this Agreement, Consultant shall devote not less than one hundred (100) hours per month of working time and his energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Company. The parties acknowledge that Consultant shall be free, except as otherwise limited hereby, to engage in any other business of his choice.

     3. Term. This Agreement shall be for a term of five (5) years, commencing on March 1, 2001, and ending on February 28, 2006, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the original or any renewal term by giving the other party notice of such election at least ninety (90) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term.

     4. Compensation. For all of the services rendered and to be rendered by Consultant to Company, Consultant shall receive an annual compensation of One Hundred Fifty Thousand Dollars ($150,000), payable in reasonable periodic installments in accordance with Company's regular disbursement practices in effect from time to time. If and to the extent that

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the Company believes it is necessary or appropriate, Company shall withhold from payments owed to Consultant hereunder and any and all necessary payroll and wage taxes.

     5. Expenses. Company will reimburse Consultant for all reasonable expenses incurred by Consultant in connection with the performance of Consultant's duties hereunder upon receipt of vouchers therefor and in accordance with Company's regular reimbursement procedures and practices in effect from time to time.

     6. Death. If Consultant dies, all payments hereunder shall cease at the end of the month in which Consultant's death shall occur and Company shall have no further obligations or liabilities hereunder to Consultant's estate or legal representative or otherwise.

     7. Termination for Cause. Company may terminate this Agreement at any time for the conviction of a crime related to Consultant's engagement hereunder, repeated intoxication, drug addiction, any violation of any reasonable rule or regulation established by Company from time to time regarding the conduct of its business and communicated to Consultant in writing, or any material violation by Consultant of the terms of this Agreement, in which event Company shall have no further obligations or liabilities hereunder after the date of such termination.

     8. Company Property. All advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples, budgets, business plans, strategic plans, financing applications, reports, memoranda, correspondence, financial statements, and any other materials or data of any kind furnished to Consultant by Company or developed by Consultant on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Consultant's engagement hereunder, are and shall remain the sole and confidential property of Company; if Company requests the return of any such materials at any time during or at or after the termination of Consultant's engagement hereunder, Consultant shall immediately deliver the same to Company.

     9. Noncompetition, Trade Secrets, Etc.

          (a) During the term of this Agreement and for a period of one year after the termination of his engagement with Company for any reason whatsoever, Consultant shall not, directly or indirectly, induce or attempt to influence any employee or consultant of Company to terminate his employment or consultancy with Company and shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the states of Maryland, Virginia, Delaware, Pennsylvania, New Jersey, New York, Connecticut or Massachusetts, which is involved in business activities which are the same as, similar to, or in competition with business activities carried on by Company, at the time of the termination of Consultant's engagement hereunder. However, nothing contained in this Paragraph 9 shall prevent Consultant from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are traded on a national securities exchange or on the NASDAQ System.

          (b) During the term of this Agreement and at all times thereafter, Consultant shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct


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or indirect benefit of any person, firm, association or company other than the
Company, any material referred to in Paragraph 8 or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by the Company or any names and addresses of customers or clients, any data on or relating to past, present or prospective customers or clients, or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Consultant or learned or acquired by Consultant while consulting for the Company.

          (c) Any and all reports, plans, budgets, writings, inventions, improvements, processes, procedures and/or techniques which Consultant may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Consultant shall make full disclosure to Company of all such reports, plans, budgets, writings, inventions, improvements, processes, procedures and techniques, and shall do everything reasonably necessary or desirable at Company's cost and expense to vest the absolute title thereto in Company. Consultant shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Consultant shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

          (d) Consultant acknowledges that the restrictions contained in the foregoing subparagraphs (a), (b) and (c) of this Paragraph 9, in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, and that any violation thereof would result in irreparable injuries to Company, and Consultant therefore acknowledges that, in the event of his violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

          (e) If the period of time or the area specified in subparagraph (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Consultant violates any of the restrictions contained in such subparagraph (a), the restrictive period shall not run in favor of Consultant from the time of the commencement of any


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such violation until such time as such violation shall be cured by Consultant to the reasonable satisfaction of Company.

     10. Prior Agreements. Consultant represents to Company (a) that there are no restrictions, agreements or understandings whatsoever to which Consultant is a party which would prevent or make unlawful his execution of this Agreement or his engagement hereunder, (b) that his execution of this Agreement and his engagement hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound and (c) that he is free and able to execute this Agreement.

     11. Miscellaneous.

          (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same, or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of any jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such FedEx or by other messenger) against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               (i)  If to Company:

                    Pinnacle Foods, Inc.
                    980 Glasgow Street
                    Pottstown, PA   19484
                    Attention:  President

               (ii) If to Consultant:

                    Ellis M. Shore
                    1650 Oakwood Drive, No. 102 E
                    Narberth, PA   19072

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In addition, notice by mail shall be sent by courier service such as FedEx if sent from a location outside of the continental United States. Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph (c) for the giving of notice.

          (d) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that neither party may assign or transfer its rights nor delegate its obligations under this Agreement without the prior written consent of the other party hereto.

          (e) Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original as against either party whose signature appears thereon, and both of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of both of the parties reflected hereon as the signatories.

          (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


          (g) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          (h) Paragraph Headings. The Paragraph and subparagraph headings in this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

          (i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. For purposes of this Agreement, the term "Holiday" shall mean a day, other than a Saturday or Sunday, on which national banks with branches in the Commonwealth of Pennsylvania are or may elect to be closed.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                   PINNACLE FOODS, INC.


                                   By:
                                       -----------------------------------------
                                       Michael Queen, President



                                       -----------------------------------(SEAL)
                                       Ellis M. Shore

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